                                                                   EXHIBIT 4.5.3

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
             BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
                AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN
               EFFECTIVE REGISTRATION STATEMENT RELATED THERETO
               OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY
                  IN FORM AND SCOPE TO THE COMPANY THAT SUCH
                    REGISTRATION IS NOT REQUIRED UNDER THE
                            SECURITIES ACT OF 1933.

                    THIS WARRANT IS SUBJECT TO RESTRICTIONS
                        ON TRANSFER AS PROVIDED HEREIN.

                              ORGANOGENESIS INC.
                              -----------------

              Warrant for the Purchase of Shares of Common Stock
              --------------------------------------------------

No. 1991C-1                                    One Hundred Fifty Thousand Shares

          FOR VALUE RECEIVED, ORGANOGENESIS INC., a Delaware corporation (the "Company'), hereby certifies that Gerard Klauer Mattison & Co., Inc., or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on November 14, 1992 and prior to 5: 00 P.M., New York City time, on November 14,1996, One Hundred Fifty Thousand (150,000) fully paid and non-assessable shares of the common stock, $.Ol par value per share, of the Company for a purchase price of $30.55 per share. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrants (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (iv) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants" and (v) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrants are referred to as the "Holders"). The Per Share Warrant Price is subject to adjustment as hereinafter provided.

          1.   Exercise of Warrant.  This Warrant may be exercised, in whole at
               -------------------
any time or in part from time to time, commencing on November 14, 1992 and prior to 5:00 P.M., New York City time, on November 14, 1996, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Per Share Warrant Price multiplied by the number of Warrant Shares for which the Warrant is then being exercised. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and
(b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

          2.   Reservation of Warrant Shares; Listing.  The Company agrees
               --------------------------------------
that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (other than those imposed by applicable Federal and state securities laws) and free and clear of all preemptive rights and rights of first refusal and (b) keep the shares of the Common Stock receivable upon the exercise of this Warrant listed on the American Stock Exchange or such other national securities exchange upon which shares of the Company's Common Stock are then listed.

          3.   Protection Against Dilution.
               ---------------------------

               3.1 Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Subsection 3.7 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants, to subscribe for shares Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Per Share Warrant Price in effect immediately prior to the issuance or sale of such shares or the "Market Price" (as defined in Subsection 3.1(iv)) per share of Common Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Per Share Warrant Price shall (until another such issuance or sale) be reduced (subject to the limitation set forth in Subsection 3-8) to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the lower of (i) the Per Share Warrant Price in effect immediately prior to such issuance or sale and (ii) the Market Price per share of Common Stock on the date immediately prior to the issuance or sale of such shares, in either event, reduced, but not below .001, by the positive difference between the (u) Market Price per share of Common Stock on the date immediately prior to the issuance or sale and (v) the amount per share received in connection with such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event in shall the Per Share Warrant Price be adjusted pursuant to this computation to an amount in excess of the Per Share Warrant Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Subsection 3.3 hereof.

               For the purposes of any computation to be made in accordance with this Subsection 3.1, the following provisions shall be applicable.

               (i) In case of the issuance or sale of shares of Common Stock for a consideration part of all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

               (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (iii) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares Of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Subsection 3.1.

               (iv) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to the readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

               (v) As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the American Stock Exchange or the principal securities exchange on which the Common Stock is then listed or admitted to trading or by NASDAQ-NMS, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NASDAQ-NMS, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

               3.2 In case the Company at any time after the date hereof issues options, rights or warrants to subscribe for shares of Common Stock or issues any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Per Share Warrant Price in effect or the Market Price immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Per Share Warrant Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Subsection 3.1 hereof, provided that:

                    (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with terms of the Warrants), if any, received by the Company for such options, rights or warrants.

                    (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                    (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Subsection 3.2, or in the price per share at which the securities referred to in subsection (b) of this Subsection 3.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

               3.3 (a) If, after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time issuable upon the exercise of the Warrants) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the holder(s) of the Warrants shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable upon exercise of the Warrants, and without payment of any additional consideration, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder(s) would have received had it/they been the holder(s) of record of such Common Stock on the date of such dividend and had, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it during such period, giving effect to all adjustments called for during such period by Subsection 3.1.

                    (b) If at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Per Share Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrants shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Per Share Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of the Warrants shall thereby be proportionately decreased.

                    (c) An adjustment made pursuant to this Subsection 3.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               3.4 For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Amended and Restated Certificate of Incorporation of the Company as the same may be amended from time to time, or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

               3.5 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 3. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

               3.6 Notwithstanding the foregoing, no adjustment of the Per Share Warrant Price shall be made if the amount of said adjustment shall be less than two cents (.02) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (.02) per Warrant Share.

               3.7 In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 3.7.

               3.8 In no event shall any adjustment to the Per Share Warrant Price be made pursuant to Subsection 3.1 which would reduce the Per Share Warrant Price below $11.125.

          4.   Fully Paid Stock; Taxes.  The Company agrees that the shares of
               -----------------------
the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

          5.   Registration Under Securities Act of 1933.
               -----------------------------------------

               5.1 The Company agrees that if, at any time during the period commencing on November 14, 1992 and ending November 14, 1996, the Holder and/or the Holders of any Warrants and/or Warrant Shares holding not less than 50% of the Warrants and/or Warrant Shares outstanding at such time shall request that the Company file, under the Securities Act of 1933 (the "Act"), a registration statement under the Act covering not less than 75% of the Warrant Shares issued or issuable upon the exercise of the Warrants, the Company will (i) promptly notify each Holder of the Warrants that such registration statement will be filed and that the Warrant Shares which are then held, and/or may be acquired upon exercise of the Warrants by the Holder and such Holders will be included in such registration statement at the Holder's and such Holders' request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holders to effect the proposed sale or other disposition, but in no event greater than 120 days from the effective date of such registration statement. The Company shall be required to effect a registration or qualification pursuant to this Subsection 5.1 on one occasion only. If at the time of any request to register Warrant Shares pursuant to this
Section 5.1, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Holder or Holders may include Warrant Shares pursuant to Subsection 5.2 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period (a "Delay Period") not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two-year period.

               5.2 The Company agrees that if, at any time and from time to time during the period commencing on November 14, 1992 and ending on November 14, 1998, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being hereinafter called a Subsequent Registration Statement") under the Act (otherwise than pursuant to Subsection 5.1 hereof, or other than a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares not sold previously pursuant to this Section 5 that such Subsequent Registration Statement will be filed, (ii) upon the written request of a Holder made within 20 days after the giving of such notice by the Company, use its best efforts to include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition, but in no event greater than 120 days from the effective date of such registration statement. The Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.2 without obligation to any Holder.

               5.3 Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.

               5.4 The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this Section 5, other than underwriting discounts and commissions and applicable transfer taxes relating to the Warrant Shares and any fees of legal counsel, accountants or others retained by the Holders.

               5.5 The Company will indemnify the Holders of Warrant Shares which are included in each Subsequent Registration Statement referred to in Subsections 5.1 and 5.2 substantially to the same extent as the Company has indemnified the underwriters (the "Underwriters") of its public offering of Common Stock pursuant to the Underwriting Agreement dated November 14, 1991, between the Company and Gerard Klauer Mattison & Co., Inc. and such Holders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company.

          6.   Limited Transferability.  This Warrant and the Warrant Shares may
               -----------------------
not be sold, transferred, assigned or hypothecated by the Holder (a) except in compliance with the provisions of the Act and state securities laws, and (b) with respect to the Warrant (but not the Warrant Shares), except (i) to any successor firm or corporation of Gerard Klauer Mattison & Co., Inc., (ii) to any of the officers of Gerard Klauer Mattison & Co., Inc. or of any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Holder, by acceptance hereof, agrees that this Warrant and all Warrant Shares purchased upon exercise hereof will be disposed of only in accordance with the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all state securities laws applicable thereto and that the Company may require the Holder to make such representations, and may place such legends on certificates representing this Warrant or any Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit transfer without registration. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

          7.   Loss, etc., of Warrant. Upon receipt of evidence satisfactory to
               ----------------------
the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

          8.   Warrant Holder Not Shareholder.  Except as otherwise provided
               ------------------------------
herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

          9.   Communication
               -------------

          No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

               (a) the Company at 83 Rogers Street, Cambridge, Massachusetts 02142 or such other address as the Company has designated in writing to the Holder, or

               (b) the Holder at 270 Madison Avenue, New York, New York 10016, or such other address as the Holder has designated in writing to the Company.

          10. Headings.
              --------

          The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

          11. Applicable Law.
              --------------

          This Warrant shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof.


          IN WITNESS WHEREOF, ORGANOGENESIS INC. has caused this Warrant to be signed by its Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Secretary this 21st day of November, 1991.
                                           ----

                                       ORGANOGENESIS INC.

                                       By: /s/ Herbert M. Stein
                                          ----------------------
                                         Herbert M. Stein
                                         Chief Executive Officer

ATTEST:

/s/ Crispin B. Weinberg
- -----------------------
      Secretary



[Corporate Seal]

                                 SUBSCRIPTION
                                 ------------

          The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees for and purchase _________________ shares of the Common Stock of ORGANOGENESIS INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_________________    Signature: _____________________

                                      Address:___________________



                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED ________________ hereby sells, assigns and transfers unto _______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
____________________, attorney, to transfer said Warrant on the books of ORGANOGENESIS INC.

Dated:_________________    Signature:______________________

                                     Address:____________________



                              PARTIAL ASSIGNMENT
                              ------------------

          FOR VALUE RECEIVED ________________ hereby assigns and transfers unto ______________________ the right to purchase ______ shares of the Common Stock of ORGANOGENESIS INC. by the foregoing Warrant, and a proportionate part of said warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _________________, attorney, to transfer that part of said Warrant on the books of ORGANOGENESIS INC.

Dated:_________________    Signature:______________________

                                     Address:____________________